Exhibit 99.3

DIGITAL RIVER, INC.

FIRST AMENDMENT TO LINE OF CREDIT AGREEMENT
AND PROMISSORY NOTE

This First Amendment to Line of Credit Agreement and Promissory Note (herein, the “Amendment”) is entered into as of April 30, 2004 between Digital River, Inc., a Delaware corporation (the “Borrower”), and Harris Trust and Savings Bank (the “Bank”).

PRELIMINARY STATEMENTS

A.                                   The Borrower and the Bank have entered into a certain Line of Credit Agreement dated as of April 16, 2004 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.                                     The Borrower has requested that the Bank increase the portion of the credit facility which is not cash-collateralized, extend the maturity date of the credit facility from June 30, 2005 to July 15, 2005 make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                                 AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement and the Note shall be and hereby are amended as follows:

1.1.                              The “Amount of Maximum Credit” Section appearing on page one of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Amount of Maximum Credit:  $45,000,000 from the date hereof until (i) the date on which the Borrower issues new equity securities (whether common or preferred stock or otherwise) other than Exempt Securities or the Borrower issues any Subordinated Debt at which time the amount of maximum credit available hereunder shall be $25,000,000 and (ii) the date on which the Borrower receives proceeds from the issuance of any Senior Debt at which time the amount of maximum credit available hereunder shall be $0.  For purposes hereof, the term “Exempt Securities” means any of the following:  (a) capital stock issued in connection with the exercise of options granted pursuant to the Borrower’s stock option plans, and options granted thereunder; (b) restricted stock granted to employees, officers, directors, consultants or agents of the Borrower; and (c) capital stock, or options or warrants to purchase capital stock, issued in connection with bona fide acquisitions, mergers, strategic alliances, partnering arrangements or similar transactions entered into by the Borrower, and the issuance of capital stock upon exercise of such options or warrants.”

1.2.                              The “Maturity Date” Section appearing on page one of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Maturity Date:  The Loan Account terminates, and Loans are payable, on July 15, 2005, unless the Loan Account is terminated and the Loans are sooner declared due and payable pursuant to (i) Section 7 below as a result of a Default, (ii) Section 8 below as a result of the Borrower’s voluntary termination of this Agreement or (iii) the “Amount of Maximum Credit” Section above as a result of the Borrower’s issuance of Senior Debt.”

1.3.                              Section 6(a) of the Credit Agreement shall be amended by inserting the following new sentence at the end thereof:

“With each of the financial statements furnished to the Bank pursuant to subsections (a) and (b) above, the Borrower shall furnish to the Bank a written certificate in the form attached hereto as Exhibit B signed by the Borrower’s chief executive officer or chief financial officer or another officer of the Borrower reasonably acceptable to the Bank to the effect that to the best of such officer’s knowledge and belief no Default or, any event or condition which with notice or lapse of time, or both, would constitute a Default hereunder, has occurred during the period covered by such statements or, if any Default or such other event or condition has occurred during such period, setting forth a description of such Default or such other event or condition and specifying the action, if any, taken by the Borrower to remedy the same and setting forth the calculations supporting such statements in respect of Section 6(f) hereof.  Additionally, the Borrower shall furnish to the Bank, as soon as available, and in any event within 20 days after the last day of each month, a written certificate signed by the Borrower’s chief executive officer or chief financial officer or another officer of the Borrower reasonably acceptable to the Bank showing the computation of the Borrower’s EBITDA for such month and indicating whether the Borrower is in compliance with Section 6(f)(i) hereof.”

1.4.                              The fourth sentence of Section 6(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“The Borrower shall maintain deposits with the Bank as Cash Collateral in an amount not less than the amount by which (A) the sum at such time of (i) the outstanding principal amount of the Loans, (ii) accrued and unpaid interest, (iii) accrued and unpaid fees and (iv) other amounts due to Bank and unpaid hereunder and under the Note exceeds (B) $30,000,000.”

1.5.                              Section 6 of the Credit Agreement shall be amended by inserting the following new subsections (d), (e) and (f) to read as follows:

“(d)                           Additional Indebtedness.  The Borrower shall not issue, incur, assume, or have outstanding any Indebtedness for Borrowed Money, nor become liable, whether as endorser, guarantor or otherwise, for any debt or other obligation of any other person, except for (i) indebtedness from time to time owing to the Bank, (ii) purchase money indebtedness incurred from time to time in connection with the purchase of equipment in the ordinary course of business not exceeding $1,000,000 at any one time outstanding, (iii) endorsement for collection or deposit of commercial paper received in the ordinary course, (iv) Subordinated Debt in an amount not to exceed $200,000,000 in the aggregate, (v) balances arising from intercompany transactions between the Borrower and any of its direct and indirect wholly-owned subsidiaries in the ordinary course of business, (vi) indebtedness in respect of customary indemnification and purchase price adjustment obligations incurred in connection with asset sales, (vii) indebtedness under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees, (viii) any refinancing, renewal or extension of any of the foregoing, (ix) other indebtedness consented to in writing by the Bank, and (x) Senior Debt.  For purposes hereof, “Indebtedness for Borrowed Money” means (without duplication) (a) all indebtedness created, assumed or incurred in any manner representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than 30 days past due), (c) all indebtedness secured by any lien or security interest upon property of such person, whether or not such person has assumed or become liable for the payment of such indebtedness, (d) all capitalized lease obligations, and (e) all obligations on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money; “Subordinated Debt” means unsecured Indebtedness for Borrowed Money which is subordinated in right of payment to the prior payment of all indebtedness, obligations and liabilities of the Borrower to the Bank hereunder and under the Note and is on terms and conditions that must not include any financial covenants measuring operating performance or leverage or any covenant limiting acquisitions, and which, in each case, if violated, would directly result in an event of default under the underlying agreement and must include maturity dates and scheduled redemption dates which are no earlier than one year following the Maturity Date; and “Senior Debt” means Indebtedness for Borrowed Money other than indebtedness described in clauses (i) through (ix) of Section 6(d) hereof.

(e)                                  Other Liens.  The Borrower shall not pledge, mortgage or otherwise encumber, or subject to or permit to exist upon or be subjected to any lien, security interest, charge, or encumbrance, any assets or property of any kind or character at any time owned by Borrower, except for (i) liens and security interests granted from time to time in favor of the Bank, (ii) purchase money liens on equipment securing indebtedness permitted under Section 6(d)(ii) above and (iii) General Permitted Liens.  For purposes hereof, the term “General Permitted Liens” means (i) Permitted Liens (as defined in the Security Agreement Re: Receivables dated as of April 16, 2004 from the Borrower in favor of the Bank, as the same may from time to time be modified, amended or restated (the “Security Agreement”)), (ii) liens to secure taxes, assessments and other government charges in respect of obligations not at the time overdue or thereafter payable without penalty or being contested in good faith; (iii) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations; (iv) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar liens imposed by law incurred in the ordinary course of business for sums not overdue more than 45 days or being contested in good faith; (v) banker’s liens and similar liens (including set-off rights) in respect of bank deposits; (vi) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of the Borrower’s business; (vii) liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such liens would not result in a Default hereunder and such liens are being contested in good faith by appropriate proceedings, and no material property of the Borrower is subject to a material risk of loss or forfeiture, (viii) liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), or to secure indemnity, performance or other similar bonds (other than for the repayment of borrowed money), or to secure statutory obligations or surety or appeal bonds, (ix) liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any interest in real estate; (x) leases or subleases granted to third parties, (xi) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), (xii) the renewal, extension or replacement of any lien that was, at the time such lien was incurred or assumed, permitted hereunder, (xiii) liens on Excluded Client Accounts (as defined in the Security Agreement), and (xiv) any liens consented to in writing by the Bank.

(f)                                    Financial Covenants.

(i)                                     Minimum EBITDA.  The Borrower shall not, as of the last day of each month ending during the periods set forth below, permit its EBITDA for the three-month period then ending to be less than:

FROM AND INCLUDING	TO AND INCLUDING	EBITDA SHALL NOT BE LESS THAN:
The date hereof	4/30/04	$7,250,000
5/1/04	5/31/04	$7,000,000
6/1/04	6/30/04	$7,250,000
7/1/04	9/30/04	$8,500,000
10/1/04	12/31/04	$9,500,000
1/1/05	3/31/05	$10,000,000
4/1/05	all times thereafter	$11,000,000

For purposes hereof, “EBITDA” means, with reference to any period, Net Income of the Borrower for such period plus all amounts deducted in arriving at such Net Income for such period in respect of (a) Interest Expense for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period; “Net Income” means, with reference to any period, the net income (or net loss) of the Borrower for such period computed in accordance with generally accepted accounting principles; and “Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to capitalized lease obligations and all amortization of debt discount and expense) of the Borrower for such period determined in accordance with generally accepted accounting principles.

(ii)                                  Leverage Ratio.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during the periods set forth below, permit the ratio of Total Funded Debt at such time to Total Capitalization for the four fiscal quarters of the Borrower then ended to be greater than the ratio set forth to the right of such periods below.

FROM AND INCLUDING	TO AND INCLUDING	LEVERAGE RATIO SHALL NOT BE GREATER THAN:
the date hereof	9/30/04	.55 to 1.0
10/1/04	all times thereafter	.50 to 1.0

For purposes hereof, “Total Funded Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower at such time, plus all Indebtedness for Borrowed Money of any other person or entity which is directly or indirectly guaranteed by the Borrower or which the Borrower has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower has otherwise assured a creditor against loss; “Total Capitalization” means, at any time the same is to be determined, the sum of Total Funded Debt plus Net Worth; and “Net Worth” means at any time the same is to be determined, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in subsidiaries) which would appear on the balance sheet of the Borrower determined in accordance with generally accepted accounting principles.

(iii)                               Senior Leverage Ratio.  As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of Senior Funded Debt at such time to EBITDA for the four fiscal quarters of the Borrower then ended to be greater than 1.0 to 1.0.  For purposes hereof, “Senior Funded Debt” means, at any time the same is to be determined, Total Funded Debt minus all Subordinated Debt; “EBITDA” is defined in Section 6(f)(i) above; “Total Funded Debt” is defined in Section 6(f)(ii) above; and “Subordinated Debt” is defined in Section 6(d) hereof.

(iv)                              Capital Expenditures.  The Borrower shall not expend or become obligated for capital expenditures (as determined in accordance with generally accepted accounting principles) in an aggregate amount in excess of $2,500,000 during any fiscal quarter of the Borrower.

(g)                                 Specific Pledged Accounts.  The Borrower shall use its best efforts to ensure that the aggregate amount of all cash, cash equivalents and investment property maintained in any accounts other than the Specific Pledged Accounts (as defined in the Security Agreement) does not at any time exceed the sum of (i) the aggregate amount that is then contractually required to be paid by the Borrower to its clients and (ii) operating expenses payable by the Borrower within 30 days of the date of determination.”

1.6.                              The fourth sentence of Section 8 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“The Borrower may terminate this Agreement at any time effective upon receipt by the Bank of prior written notice.”

1.7.                              The Credit Agreement is hereby amended by inserting a new Exhibit B in the form attached to this Amendment as Annex A.

1.8.                              The first paragraph of the Note is hereby amended and as so amended shall be restated in its entirety to read as follows:

“On the Maturity Date, for value received, the undersigned, DIGITAL RIVER, INC. a Delaware corporation, promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the “Bank”) at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of Forty-Five Million and 00/100 Dollars ($45,000,000) or, if less, the principal amount outstanding under the Line of Credit Agreement referred to below, together with interest payable at the times and at the rates and in the manner set forth in the Line of Credit Agreement referred to below.”

The Borrower hereby confirms its promise to pay the principal of and interest on the  Note (as amended by this Amendment) as and when the same become due and payable.

SECTION 2.                                                 CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.                              The Borrower and the Bank shall have executed and delivered this Amendment.

2.2.                              The Borrower and the Bank shall have executed and delivered a First Amendment to Security Agreement Re: Receivables in the form attached hereto as Annex B.

2.3.                              The Borrower shall have paid to the Bank an upfront fee in the amount of $75,000.

2.4.                              The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.5.                              Legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Bank and its counsel.

SECTION 3.                                                 REPRESENTATIONS.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct or, to the extent such representations and warranties specifically refer to an earlier date, that such representations and warranties were true and correct as of such earlier date, and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or any event or condition which, with notice or lapse of time, or both, would constitute a Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.                                                 MISCELLANEOUS.

4.1.                              The Borrower heretofore executed and delivered to the Bank the Security Agreement Re: Receivables dated April 16, 2004 and certain other Collateral Documents.  The Borrower hereby acknowledges and agrees that the liens created and provided for by the Collateral Documents continue to secure, among other things, the indebtedness, obligations and liabilities of the Borrower to the Bank arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.                              Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.                              The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Bank.

4.4.                              This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment to Line of Credit Agreement and Note is entered into as of the date and year first above written.

DIGITAL RIVER, INC.

By:	/s/	Carter D. Hicks
	Name:	Carter D. Hicks
	Title:	Chief Financial Officer

Accepted and agreed to.

HARRIS TRUST AND SAVINGS BANK

By:	/s/	Peter Stack
	Name:	Peter Stack
	Title:	Vice President